IN THE UNITED STATES BANKRUPTCY COURT
                    FOR THE NORTHERN DISTRICT OF TEXAS
                              DALLAS DIVISION



IN RE:

NATIONAL ENERGY GROUP, INC.,           Case No. 398-80258-RCM-11

          Debtor.



                           ORDER GRANTING RELIEF
                          ON INVOLUNTARY PETITION

     CAME ON FOR HEARING on February 8, 1999 the Amended Involuntary Petition for an Order for Relief Under Chapter 11 of Title 11 of the United States Code filed against National Energy Group, Inc. ("Involuntary Petition"). The Court, having considered the Involuntary Petition and the Answer of National Energy Group, Inc. to Amended Petition for an Order for Relief Under Chapter 11 of Title 11 of the United States Code and Motion to Dismiss finds that the Involuntary Petition is well-grounded; accordingly it is

     ORDERED that (i) the relief requested in the motion to dismiss is denied in all respects and (ii) an order for relief under Chapter 11 of the Bankruptcy Code (Title 11 of the United States Code) is hereby granted against National Energy Group, Inc. and this Order Granting Relief is hereby entered and is effective as of February 8, 1999.

     SIGNED this 11th day of February, 1999.



                              /s/ Harold C. Abramson
                              ---------------------------------
                              Harold C. Abramson
                              United States Bankruptcy Judge